UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2012 (June 18, 2012)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On June 18, 2012, Behringer Harvard Multifamily REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) renewed the Fourth Amended and Restated Advisory Management Agreement, as amended (the “Advisory Agreement”) between us and our advisor, Behringer Harvard Multifamily Advisors I, LLC.  The renewed Advisory Agreement is effective as of July 1, 2012 for a term of one year; however, either party may terminate the Advisory Agreement without cause or penalty upon providing 60 days’ written notice.  The terms of the Advisory Agreement otherwise remain unchanged.

Item 8.01              Other Events.

As previously announced in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2012, our board of directors has hired an investment bank to explore strategic alternatives. These strategies could include a sale or merger of us, or acquisition opportunities, including portfolios that would allow us to quickly deploy our remaining offering proceeds. There are no assurances that a liquidity event will occur or that the timing of an exit would be sooner or later than the originally targeted four to six year hold period.

In connection with our consideration of strategic alternatives, we are in possession of material non-public information and based on the advice of outside legal counsel our board of directors has decided that suspension of our Second Amended and Restated Share Redemption Program (the “SRP”) is in the best interests of our company and our stockholders.  Accordingly, the SRP has been suspended indefinitely, effective as of June 18, 2012.  Our board of directors may in the future reinstate the SRP, although we can provide no assurances as to if or when this will happen.

With respect to redemption requests that have been submitted for the second quarter of 2012, we will retain such requests in a queue, to be considered eligible for redemption if and when our board of directors reinstates the SRP.  Such queued requests for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption. We will not accept or retain any requests for redemption received and that were in good order after May 31, 2012, unless and until we resume the SRP.  The amount of redemptions submitted in good order by the deadline for the second quarter of 2012 was within the SRP’s funding limitations prior to the suspension of the SRP.   Since the SRP’s inception in 2008, all properly submitted redemptions requests by stockholders have been honored by us in accordance with the SRP.  If we resume the SRP, we will notify stockholders in a Current Report on Form 8-K filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.
(Registrant)

June 22, 2012	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg Senior Vice President – Legal, General Counsel and Secretary